AMERICAN PARTNERS LIFE INSURANCE COMPANY
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1996


-------------------------------------------------------------------------------------------
Column A                                  Column B         Column C           Column D

Type of Investment                          Cost            Value         Amount at which
                                                                            shown in the
                                                                           balance sheet
-------------------------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        All other corporate bonds             67,544            71,217              67,544
                                        -------------   ---------------   -----------------
              Total held to maturity          67,544            71,217              67,544

    Available for sale:
        United States Government and
          government agencies and
          authorities (a)                     16,697            16,528              16,528
        All other corporate bonds             55,474            56,624              56,624
                                        -------------   ---------------   -----------------
              Total available for sale        72,171            73,152              73,152

              Total investments       $      139,715  $      XXXXXXXXX  $          140,696
                                        =============                     =================

(a) - Includes mortgage-backed securities with a cost and market value of $9,257 and $9,030, respectively.

Report of Independent Auditors

The Board of Directors
American Partners Life Insurance Company


We have audited the financial statements of American Partners Life Insurance Company (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the period from February 18, 1994 through December 31, 1994, and have issued our report thereon dated February 7, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in
Item 24(a) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
Minneapolis, Minnesota
February 7, 1997